EXHIBIT 23. 2                   AUDITORS' CONSENT



SEALE AND BEERS, CPAs
PCAOB & CPAB REGISTERED AUDITORS
www.sealebeers.com


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the use, in the registration statement on Form S-1/A2, of Essense Water Inc., of our report dated October 21, 2009 on our audit of the financial statements of Essense Water Inc. as of August 31, 2009, and the related statements of operations, stockholders' equity and cash flows from inception January 29, 2009 through August 31, 2009 and the reference to us under the caption "Experts."



/s/ Seale and Beers, CPAs
-------------------------
Seale and Beers, CPAs
Las Vegas, Nevada
January 7, 2010




Seale and Beers, CPAs PCAOB & CPAB Registered Auditors
50 S. Jones Blvd Suite 202 Las Vegas, NV 89107 Phone: (888)727-8251 Fax:
(888)782-2351